REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Convertible Securities Portfolio
Disciplined Mid Cap Stock Portfolio
Equity Income Portfolio
Federated High Yield Portfolio
Federated Stock Portfolio
Large Cap Portfolio
Managed Allocation Series: Aggressive Portfolio
Managed Allocation Series: Conservative Portfolio
Managed Allocation Series: Moderate Portfolio
Managed Allocation Series: Moderate Aggressive Portfolio
Managed Allocation Series: Moderate Conservative Portfolio
Mercury Large Cap Core Portfolio
(formerly Merrill Lynch Large Cap Core Portfolio)
MFS Mid Cap Growth Portfolio
MFS Value Portfolio
Mondrian International Stock Portfolio
(formerly Lazard International Stock Portfolio)
Pioneer Fund Portfolio
Pioneer Mid Cap Value Portfolio
Style Focus Series: Small Cap Growth Portfolio
Style Focus Series: Small Cap Value Portfolio
Travelers Quality Bond Portfolio
U.S. Government Securities Portfolio
(individually a "Portfolio" and collectively the "Portfolios")

To the Board of Trustees and Shareholders of the Travelers Series Trust:

In planning and performing our audit of the financial statements of the above referenced Portfolios, each a series of the Travelers Series Trust, as of and for the year ended December 31, 2005, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered their internal controls over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios' internal controls over financial reporting. Accordingly, we express no such opinion.

The management of the Portfolios is responsible for establishing and maintaining effective internal controls over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Portfolios' internal controls over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal controls that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Portfolios' internal controls over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2005.

This report is intended solely for the information and use of management and the Board of Trustees of Travelers Series Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/Deloitte & Touche LLP
Boston, Massachusetts
February 17, 2006